Exhibit 10.48
                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT

Insurer: Union Central ("UC"); New York Life ("NYL")

Policy Number: UC: U2000014121; NYL: 56600347

Bank: The First National Bank of Litchfield (the "Bank")

Insured: Laura Szablak

Relationship of Insured to Bank; Employee

The respective rights and duties of the Bank and the Insured in the above-referenced Policy shall be pursuant to the terms set forth below:

I.    DEFINITIONS

      Refer to the Policy contract for the definition of all terms in this Agreement.

II.   POLICY TITLE AND OWNERSHIP

      Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the Policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.  BENEFICIARY DESIGNATION RIGHTS

      The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this agreement.

IV.   PREMIUM PAYMENT METHOD

      The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the Policy in force.

V.    TAXABLE BENEFIT

      Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.   DIVISION OF DEATH PROCEEDS

      Subject to Paragraphs VII and X herein, the division of the death proceeds of the Policy is as follows:

      A. Whether or not the Insured be employed by the Bank at the time of death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to $25,000 of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

      B.    The Bank shall be entitled to the remainder of such proceeds.

VII.  DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

      The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy contract, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII. TERMINATION OF AGREEMENT

      This Agreement shall terminate upon the occurrence of any one of the following:

      A. The Insured shall leave the employment of the Bank (voluntarily or involuntarily) prior to three (3) years from the Effective Date of this Agreement; or

      B. The Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit; or

      C.    Surrender, lapse, or other termination of the Policy by the Bank.

      Upon such termination, the Insured (or assignee) shall have a fifteen (15) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

      A. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement; or

      B. The amount of the premiums that have been paid by the Bank prior to the date of such assignment.

      If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

      The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the Policy as set forth herein.

      Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with paragraph VI above.

X.    INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

      The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy, or any rights, options, privileges or duties created under this Agreement.

XI.   AGREEMENT BINDING UPON THE PARTIES

      This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representative and assigns.

XII.  ERISA PROVISIONS

      The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

      A.    Named Fiduciary and Plan Administrator.

            The "Named Fiduciary and Plan Administrator" of this Endorsement Method Split Dollar Plan Agreement shall be The First National Bank of Litchfield until its resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

      B.    Funding Policy.

            The funding policy for this Split Dollar Plan shall be to maintain the subject Policy in force by paying, when due, all premiums required.

      C.    Basis of Payment of Benefits.

            Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

      D.    Claim Procedures.

            Claim forms or claim information as to the subject Policy can be obtained by contacting Benmark, Inc. (800-544-6079). When the named Fiduciary has a claim which may be covered under the provisions described in the insurance Policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

            In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making an inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XIII. GENDER

      Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.  INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

      The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

XV.   CHANGE OF CONTROL

      Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers on account of death or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank (see Subparagraphs VI [A] &[B].

XVI.  AMENDMENT OR REVOCATION

      It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

XVII. EFFECTIVE DATE

      The effective Date of this Agreement shall be May 1, 2003.

XVIII. SEVERABILITY AND INTERPRETATION

      If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XIX.  APPLICABLE LAW

      The validity and interpretation of this Agreement shall be governed by the laws of the State of Connecticut.

Executed at Litchfield, Connecticut this 1st day of May, 2003.

THE FIRST NATIONAL BANK OF LITCHFIELD
                             Litchfield, Connecticut


/s/ Mary Woolsey                              By: /s/ Joseph J. Greco, President
-----------------------------                     -----------------------------
Witness                                           Title

/s/ Jacqueline Siemiatkoski                       /s/ Laura Szablak
-----------------------------                     -----------------------------
Witness                                           Insured

                          BENEFICIARY DESIGNATION FORM
                      FOR LIFE INSURANCE ENDORSEMENT METHOD
                           SPLIT DOLLAR PLAN AGREEMENT

PRIMARY DESIGNATION:

         Name                              Address               Relationship
         ----                              -------               ------------

            Michael Szablak        12604 Garinger Court             Brother

                               Richmond, VA 23233

SECONDARY (CONTINGENT) DESIGNATION:

            Christine Cowan        396 High Street                  Sister

                               Stirling, NJ 07980

All sums payable under the Life Insurance Endorsement Method Split Dollar Plan Agreement by reason of my death shall be paid to the primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.


/s/ Laura Szablak                                            May 2, 2003
-------------------------                              -------------------------
Signature of Insured                                   Date


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